UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 17, 2008

Kentucky USA Energy, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	333-141480	20-5750488
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

321 Somerset Road, Suite 1, London, Kentucky 40741
(Address of principal executive offices) (Zip Code)

(606) 878-5987

 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure

Attached hereto as Exhibit 99.1 is a press release issued by Kentucky USA Energy, Inc. (the “Company”) on December 17, 2008.

This press release provides an update on the Company’s drilling operations on its 2,200 acre leasehold in the New Albany Shale formation in western Kentucky.  Among other things, the Company announced that it has reached total depth (“TD”) of 2,340 feet on its Francis Grace #2 location.  Additionally, the Company has also reached TD of 3,000 feet on its J&J Johnson #2 location.  An additional gas zone which was not in the Company’s original reserve study, the Cedar Creek limestone formation, was encountered in the J&J Johnston #2 well between 2,170 and 2,184 feet.

 To date, the Company has successfully drilled nine wells to TD.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and are not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1	Press Release dated December 17, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kentucky USA Energy, Inc.

Date: December 17, 2008	By:	/s/ Steven Eversole
Steven Eversole
Chief Executive Officer